Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
OF HEALTH BENEFITS DIRECT CORPORATION REQUIRED
BY RULE 13a-14(b) UNDER THE EXCHANGE ACT
     In connection with the Quarterly Report of Health Benefits Direct Corporation (the “Company”) on Form 10-QSB for the fiscal quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Frohman, Chief Executive Officer of the Company, certify that, based on my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
August 14, 2006

/s/ SCOTT FROHMAN

Scott Frohman
Chief Executive Officer